Exhibit 10.11(b)

FIRST AMENDMENT
TO
 LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (the “Amendment”) is entered into as of February 24, 2017, by and among Pacific Western Bank, a California state chartered bank (“PWB”), in its capacity as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Agreement (as defined below) or otherwise a party thereto from time to time, including PWB in its capacity as a Lender and Oxford Finance LLC, a Delaware limited liability company (each a “Lender” and collectively, the “Lenders”), and Aratana Therapeutics, Inc., a Delaware corporation (“Parent”) and Vet Therapeutics, Inc., a Delaware corporation (individually and collectively, jointly and severally, “Borrower”).

RECITALS

Collateral Agent, the Lenders, and Borrower are parties to that certain Loan and Security Agreement dated as of October 16, 2015 (as the same may from time to time be amended, modified, supplemented or restated, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)	The following defined terms in Section 13.1 of the Agreement are hereby amended and restated, as follows:

“Belgian Pledge Documents” is that certain Share Pledge Agreement and such other and further instruments and/or agreements reasonably deemed necessary by Collateral Agent to perfect the security interest in the Shares of the Belgian Subsidiary; all in form and content reasonably acceptable to Collateral Agent.

“Belgian Subsidiary” means Aratana Therapeutics NV, a private limited liability company organized under the laws of Belgium and a majority-owned Subsidiary of Parent.

“Foreign Subsidiary” is a Subsidiary that is not an entity organized under the laws of the United States, any state thereof or the District of Columbia, including without limitation, Belgian Subsidiary.

2)	A new subsection (j) is hereby added to the definition of “Permitted Indebtedness” in Section 13.1 of the Agreement, as follows:

(j)Indebtedness of up to an aggregate of $500,000 (inclusive of any such Indebtedness previously consented to by the Lenders) at any time outstanding consisting of reimbursement obligations under surety bonds issued in connection with Borrower’s application for licenses to be issued by state pharmacy boards or similar bodies.

3)	The defined term “Belgian Parent” and its definition in Section 13.1 of the Agreement are hereby deleted.
4)	To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:
a)

Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true, accurate, and complete in all material respects as of such date, and provided that any representation or warranty that contains a materiality qualification therein shall be true, accurate, and complete in all respects), and (b) no Event of Default has occurred and is continuing;

b)	Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Agreement, as amended by this Amendment;
c)

The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d)	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Agreement, as amended by this Amendment, have been duly authorized;
e)

The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

f)

The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower except as has already been obtained; and

g)

This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5)

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Collateral Agent or Lenders under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

6)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
7)	As a condition to the effectiveness of this Amendment, Collateral Agent shall have received, in form and substance satisfactory to Collateral Agent and each Lender, the following:
a)	this Amendment, duly executed by each Borrower;
b)

payment of all Lenders’ Expenses, including Collateral Agent’s and each Lender’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which Collateral Agent may debit from any of Borrower’s accounts at PWB; and

c)	such other documents and completion of such other matters, as Collateral Agent and each Lender may reasonably deem necessary or appropriate.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWER:

ARATANA THERAPEUTICS, INC.
By: __/s/ Steven St. Peter______________
Name: _Steven St. Peter_______________ Title: _ President and CEO____________

VET THERAPEUTICS, INC.
By: ___/s/ Craig Tooman______________
Name: __Craig Tooman_______________ Title: ___ Treasurer_______________

COLLATERAL AGENT: pacific western Bank
By: ____/s/ Sean Noonan______________
Name: ____Sean Noonan______________ Title: __Vice President________________

LENDERS:

pacific western Bank
By: ____/s/ Sean Noonan______________
Name: ____Sean Noonan______________ Title: __Vice President________________

OXFORD FINANCE LLC
By: __/s/ Mark Davis_________________
Name: ___Mark Davis________________ Title: _VP – Finance, Secretary & Treasurer

[Signature Page to First Amendment to Loan and Security Agreement]